SCHEDULE A
                                       TO
                            THE CUSTODIAN AGREEMENT
                                    BETWEEN
                      FIRST TRUST EXCHANGE-TRADED TRUST VI
                                      and
                         BROWN BROTHERS HARRIMAN & CO.
                           Dated as of February 18, 2014


The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of August 2, 2012:

                   Multi-Asset Diversified Income Index Fund
               First Trust NASDAQ Technology Dividend Index Fund
               International Multi-Asset Diversified Income Fund
                          First Trust High Income ETF
                        First Trust Low Beta Income ETF
                First Trust NASDAQ Rising Dividend Achievers ETF
                     First Trust Dorsey Wright Focus 5 ETF
                       First Trust RBA Quality Income ETF
            First Trust RBA American Industrial Renaissance (TM) ETF



IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

First Trust Exchange-Traded Trust VI

BY: /s/ James M. Dykas
    -----------------------------------

NAME:   James M. Dykas
TITLE:  Treasurer and CFO
        2/19/2014